UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2021 (November 17, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Each of Hertz Global Holdings, Inc. (“Hertz”) and The Hertz Corporation (“Hertz Corp.”) is filing as Exhibits 99.1 and 99.2 hereto separate press releases issued on November 17, 2021 by Hertz, announcing, respectively, (1) the proposed private offering by Hertz Corp., an indirect, wholly-owned subsidiary of Hertz, of $1.5 billion in aggregate principal amount of senior unsecured notes due 2026 and senior unsecured notes due 2029 and (2) the pricing of the private offering by Hertz Corp. of $500 million in aggregate principal amount of 4.625% Senior Notes due 2026 and $1.0 billion in aggregate principal amount of 5.000% Senior Notes due 2029. The contents of such press releases are incorporated by reference in this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

Exhibit Number	Title
99.1	Press Release of Hertz announcing launch of private offering by Hertz Corp. of Senior Notes due 2026 and Senior Notes due 2029, dated November 17, 2021.
99.2	Press Release of Hertz announcing pricing of private offering by Hertz Corp. of 4.625% Senior Notes due 2026 and 5.000% Senior Notes due 2029, dated November 17, 2021.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. DAVID GALAINENA
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date:  November 17, 2021